EXHIBIT 99.1

Acropolis Infrastructure Acquisition Corp. Announces the Separate Trading of its Shares of Class A Common Stock and Warrants, Commencing August 30, 2021

NEW YORK, AUGUST 27, 2021 – Acropolis Infrastructure Acquisition Corp. (the “Company”) announced that commencing August 30, 2021, holders of the units sold in the Company’s initial public offering (including units sold to the underwriters pursuant to their exercise of the over-allotment option) may elect to separately trade the shares of Class A common stock and warrants included in the units. Shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “ACRO” and “ACRO WS,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “ACRO.U”. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acropolis Infrastructure Acquisition Corp.

Acropolis Infrastructure Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. It intends to focus its search for a business combination target in infrastructure, infrastructure services and related sectors in North America.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of Acropolis Infrastructure Acquisition Corp. may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Acropolis Infrastructure Acquisition Corp.

For investors please contact:
info@acropolisinfrastructure.com

For media inquiries please contact:
communications@apollo.com